Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

Koppers Holdings Inc.
(a Pennsylvania Corporation)
August 2, 2023

Article I

Offices and Fiscal Year
Section 1.01.
Registered Office Provider. The name of the registered office provider of the corporation and the county of venue is Corporation Service Company, Allegheny County, until otherwise established by an amendment of the articles of incorporation (the “articles”) or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.
Section 1.02.
Other Offices. The corporation may also have offices at such places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the corporation may require.
Section 1.03.
Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year.
Article II

Notice‒Waivers‒Meetings Generally
Section 2.01.
Manner of Giving Notice.
(a)
General Rule. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Associations Code of 1988 (as amended from time to time, the “Associations Code”) or by the articles or these bylaws, it may be given to the person: (1) by personal delivery, (2) by facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communication supplied by him or her to the corporation for the purpose of notice, or (3) by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified) or courier service, charges prepaid, to the address of the person appearing on the books of the corporation or, in the case of notice to be given to a director, to the address supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegram or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. Notice given by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Associations Code, the articles or these bylaws.
Section 2.02.
Notice of Meetings of Board of Directors. Notice of a regular meeting of the Board of Directors need not be given, except as required by law. Notice of every special meeting of the Board of Directors shall be given to each director at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in a notice of a meeting.
Section 2.03.
Notice of Meetings of Shareholders.
(a)
General Rule. Written notice specifying the place (or means of Internet or other electronic communications technology by which the meeting will be held), date and time of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting called to consider a transaction under Chapter 3 of the Associations Code or a fundamental change under Chapter 19 of the Associations Code or (2) five days prior to the day named for the meeting in any other case. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.
(b)
Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be affected thereby.
(c)
Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with this Section 2.03.
Section 2.04.
Waiver of Notice.
(a)
Written Waiver. Whenever any written notice is required to be given under the provisions of the Associations Code, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)
Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
Section 2.05.
Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Associations Code or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.
Section 2.06.
Exception to Requirement of Notice-Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.
Section 2.07.
Use of Conference Telephone and Similar Equipment. Any director may participate in any meeting of the Board of Directors, and the Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.07 shall constitute presence in person at the meeting.
Article III

Shareholders
Section 3.01.
Place of Meeting. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the Board of Directors in the notice of a meeting or the Board of Directors determines to hold a meeting by means of Internet or other electronic communications technology (as provided in the next sentence) rather than at a fixed geographic location. The Board of Directors may determine that a meeting of shareholders be held solely by means of Internet or other electronic communications technology in the manner and to the extent provided by the Associations Code.
Section 3.02.
Annual Meeting. The Board of Directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the Board of Directors, the meeting for any calendar year shall be held on the third Wednesday of April in such year, if not a legal holiday under the laws of the Commonwealth of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 a.m. The business at an annual meeting of shareholders shall include (a) the election of directors to succeed those whose terms shall expire, and (b) such other business as may properly be brought before the meeting as provided in this Article III. The proposal of business to be considered by the shareholders at an annual meeting of shareholders shall be made only (w) pursuant to the corporation’s notice of meeting, (x) by the presiding officer of the meeting, (y) by or at the direction of the Board of Directors, or (z) by one or more shareholders in accordance with applicable rules of the Securities and Exchange Commission and the provisions of this Article III.
Section 3.03.
Special Meetings. Special meetings of the shareholders may be called at any time by resolution of the Board of Directors or the chair of the Board of Directors, which may fix the date, time and place of the meeting. If the Board of Directors or chair does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the Secretary shall not be more than 60 days after the date of the adoption of the resolution of the Board of Directors calling the special meeting.
Section 3.04.
Nominations of Directors.
(a)
Only persons who are nominated in accordance with the procedures set forth in this Section 3.04 shall be eligible to serve as directors of the corporation. Nominations of a person for election to the Board of Directors may be made at a meeting of shareholders (1) pursuant to the corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by any shareholder of the corporation present at the meeting who (A) is a shareholder of record at the time of giving notice as provided for in this Section 3.04, (B) shall be entitled to vote for the election of the Board of Directors at the applicable meeting of shareholders and (C) shall have complied with all requirements set forth in this Section 3.04. For purposes of this Section 3.04, a shareholder shall be deemed to be present at a meeting if the shareholder or a qualified representative of such shareholder appear at such meeting. A “qualified representative” of a shareholder shall be (1) a duly authorized officer, manager or partner of such shareholder, or (2) any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting; provided, however, that such person purporting to be a qualified representative of a shareholder must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting.
(b)
For a nomination by a shareholder to be properly brought before a meeting of shareholders:
(1)
The Nominating Person must (A) timely deliver to the Secretary of the corporation (i) the notice of the nomination in writing (the “Nomination Notice”) and (ii) any other information reasonably requested by the corporation pursuant to this Section 3.04, and (B) comply in all respects with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as Regulation 14A may be amended from time to time by the Securities and Exchange Commission (the “SEC”), including any SEC Staff interpretations relating thereto), and

(2)
The Board of Directors, a duly authorized committee thereof, or an executive officer of the corporation designated by the Board of Directors or such a committee thereof must determine affirmatively in good faith that the Nominating Person has satisfied the requirements of this Section 3.04(b).
(c)
Except as otherwise provided in this Section 3.04, in order for the Nomination Notice and any other information reasonably requested by the corporation pursuant to this Section 3.04 to be deemed to have been delivered timely, the Nomination Notice and any such other information must be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business (1) in the case of an annual meeting that is called for a date that is within 30 days before or 30 days after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days nor more than 150 days prior to such anniversary date, (2) in the case of an annual meeting that is called for a date that is not within 30 days before or 30 days after the anniversary date of the immediately preceding annual meeting, or in the case where an annual meeting was not held in the immediately preceding year, not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first, and (3) in the case of a special meeting at which directors are to be elected, no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the special meeting was mailed or the first public disclosure of the special meeting was made. The first public disclosure of the date of any meeting of shareholders shall be when public disclosure of such meeting date is first made in a filing by the corporation with the SEC, in any notice given to the New York Stock Exchange, or in a news release reported by any national news service. In no event shall the public announcement of an adjournment of a meeting commence a new time period for determining the timeliness of the delivery of a Nomination Notice or any other information reasonably requested by the corporation pursuant to this Section 3.04.
(d)
Each Nomination Notice shall set forth:
(1)
As to each proposed nominee:
(A)
the name, age, business address, and residence address of each proposed nominee,
(B)
the principal occupation of each proposed nominee,
(C)
a written representation that the Nominating Person intends to appear in person or by proxy at the meeting to nominate each proposed nominee,
(D)
the class and total number or amount of securities of the corporation that are beneficially owned by each proposed nominee,
(E)
the total number of shares of the corporation that will be voted by the Nominating Person for each proposed nominee,

(F)
a description of all arrangements or understandings between the Nominating Person and each proposed nominee, on the one hand, and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are being made by the Nominating Person,
(G)
all information relating to each proposed nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, applicable listing standards, and other applicable law (including each such person’s written consent to being named in any proxy statement relating to the meeting as a nominee and to serving as a director, if elected, and including information as to the purpose of such nomination), and
(H)
a written representation and agreement executed by each proposed nominee (in a form provided by the corporation) stating that:
(i)
such proposed nominee has disclosed, and that such proposed nominee will disclose promptly prior to the meeting and, if elected, during his or her term as a director, (1) any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question or (2) any other commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law,
(ii)
such proposed nominee has disclosed, and that such proposed nominee will disclose promptly prior to the meeting and, if elected, during his or her term as a director, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification for candidacy or services as a director,
(iii)
such proposed nominee agrees, including following election if such proposed nominee is elected as a director of the corporation, to comply with this Section 3.04 and all applicable corporate governance, conflict of interest, confidentiality, stock ownership, trading, and other policies and guidelines of the corporation applicable to directors, and

(iv)
such proposed nominee agrees, if such proposed nominee is elected as a director of the corporation, to serve the entire term until the next meeting of shareholders at which such proposed nominee would face re-election;
(2)
As to each Nominating Person and each Related Person, if any:
(A)
the name and address of each Nominating Person (in the case of a shareholder of the corporation, as they appear on the corporation’s books), and of each Related Person,
(B)
the class or series and number of shares of the corporation which are, directly or indirectly, beneficially owned, and the class or series and number of shares held of record, by each Nominating Person and each Related Person, as well as any other ownership interests in the corporation held by each such Nominating Person and Related Person, including derivatives, hedged positions, and any other economic or voting interests in the corporation, including, but not limited to:
(i)
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the corporation or with a value derived in whole or in part from the value of any class or series of securities of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of securities of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of securities of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of securities of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative

Instrument”) directly or indirectly owned beneficially by each such Nominating Person and Related Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation,
(ii)
any proxy, contract, arrangement, understanding, or relationship pursuant to which each such Nominating Person and Related Person has a right to vote, direct the voting of, or cause the voting of any shares or any security of the corporation,
(iii)
any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, each such Nominating Person and Related Person with respect to any class or series of the securities of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the securities of the corporation (“Short Interests”),
(iv)
any rights to dividends on the securities of the corporation owned beneficially by each such Nominating Person and Related Person that are separated or separable from the underlying securities of the corporation,
(v)
any proportionate interest in securities of the corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which each such Nominating Person and Related Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership,
(vi)
any performance-related fees (other than an asset-based fee) that each such Nominating Person and Related Person is entitled to, based on any increase or decrease in the value of shares of the corporation or Derivative Instruments or Short Interests, if any, as of the date of such notice and any updates or supplements, including without limitation, any such interests held by members of the immediate family of each such Nominating Person and Related Person sharing the same household, and
(vii)
any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation (or of any of the corporation’s affiliates) held by each such Nominating Person and Related Person, and any direct or indirect interest of each such Nominating Person and Related Person in any contract with the corporation, any affiliate of the corporation, or any principal competitor of the corporation or of any of the corporation’s affiliates (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement),
(C)
a written representation as to whether and the extent to which any other hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss or manage risk, or to increase or decrease the voting power of, each such Nominating Person or Related Person with respect to any security of the corporation,
(D)
a written representation as to whether each Nominating Person and Related Person intends or is part of a group that intends to deliver to beneficial owners of the corporation’s securities representing at least 67% of the voting power entitled to vote generally in the election of directors at the meeting either (i) at least 20 calendar days before the date of the meeting, a copy of a definitive proxy statement for the solicitation of proxies for its director candidates or (ii) at least 40 calendar days before the date of the meeting, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act,
(E)
a description of any agreement, arrangement or understanding (including the material terms thereof) between or among any such Nominating Person, on the one hand, and any Related Person, on the other hand, related to any subject matter that would be material to a reasonable shareholder’s evaluation of (i) the solicitation of shareholders by such Nominating Person or (ii) any nominee of such Nominating Person, including, without limitation, matters of social, labor, environmental and governance policies, regardless of whether such agreement, arrangement or understanding relates specifically to the corporation,
(F)
a description of any plans or proposals on the part of such Nominating Person or any Related Person to nominate directors at any other Public Company within the next 12 months,
(G)
a description of any proposals or nominations submitted on behalf of such Nominating Person or any Related Person to nominate directors at any other Public Company within the past 36 months (whether or not such proposal or nomination was publicly disclosed), and
(H)
any other information relating to each such Nominating Person or any Related Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the elections of directors in a contested election pursuant to Section 14 of the Exchange Act, including without limitation, the information that would be disclosed under Item 5(b) of Schedule 14A under the Exchange Act, assuming that each such Nominating Person or Related Person was deemed a “participant” as defined paragraphs (a)(ii), (iii) (iv), (y) and (vi) of Instruction 3 to Item 4 of Schedule 14A.
(3)
For purposes of this Section 3.04:
(A)
The definitions of the phrases “Derivative Instrument” and “Short Interest” shall be deemed to cover equity interests in any principal competitor of the corporation to the same extent that such definitions cover a class or series of securities of the corporation.
(B)
A Nominating Person shall be deemed to be “acting in concert” with a person or entity if such Nominating Person has knowingly acted (whether or not pursuant to an express agreement, arrangement or understanding) at any time during the prior two years in concert with such person or entity (or any Control Person thereof) in relation to matters (whether or not specific to the corporation) that would be material to the Nominating Person’s solicitation of shareholders or a shareholder’s evaluation of any proposed nominee, including, without limitation, matters of social, labor, environmental and governance policies; provided, however, that a Nominating Person shall not be deemed to be acting in concert with a person or entity whose primary business is to serve as investment manager or advisor with respect to investing and trading in securities for a client or its own account solely as a result of such person’s or entity’s actions in a capacity as investment manager or advisor with respect to investing and trading in securities for a client or its own account,
(C)
A “Control Person” is, with respect to any person or entity, (i) any other person or entity controlling or controlled by (directly or indirectly), or under common control with, such person or entity, and (ii) to the extent not included in clause (i) above, the respective directors, trustees, executive officers and managing members (including, with respect to an entity exempted from taxation under Section 501(1) of the Internal Revenue Code, each member of the board of trustees, board of directors, executive council or similar governing body thereof) of any such person or entity or any other Control Person of such person or entity,
(D)
A “Family Member” is a person’s spouse, parent, child, sibling, mother- or father-in-law, daughter- or son-in-law, sister- or brother-in-law and anyone (other than domestic employees) who shares the person’s home,
(E)
A “Nominating Person” is any shareholder giving the Nomination Notice or, if the Nomination Notice is given on behalf of a beneficial owner, such beneficial owner, and if such shareholder or beneficial owner is an entity, each Control Person thereof (in each case of a shareholder, beneficial owner or Control Person, together with any Family Member thereof),
(F)
A “Public Company” is any entity with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended, and
(G)
A “Related Person” of any Nominating Person is (i) any person or entity (and any Control Person of any such person or entity) with respect to which such Nominating Person is acting in concert, and (ii) any beneficial owner of securities of the corporation owned of record or beneficially by such Nominating Person or any other Related Person.
(e)
In no event may a Nominating Person provide notice under this Section 3.04 or otherwise with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the corporation shall, subsequent to receipt of a Nomination Notice, increase the number of directors subject to election at the meeting, a Nomination Notice as to any additional nominees shall be due on the later of (A) what otherwise would have been the conclusion of the time period for the timely delivery of a Nomination Notice with respect to the meeting or (B) the tenth (10th) day following the date of public disclosure of such increase.
(f)
The corporation may require any proposed nominee, Nominating Person or Related Person to provide any such additional information as may be reasonably requested by the corporation to facilitate disclosure to shareholders of all material facts that, in the reasonable discretion of the corporation, are relevant for shareholders to make an informed decision on the director election proposal, including such other information as may reasonably be requested by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. Such Nominating Person or Related Person shall provide such additional information within ten (10) days after it has been requested by the corporation.
(g)
The corporation may require any nominee proposed by a Nominating Person to submit to one or more background checks (including through a third party investigation firm) and in-person interviews as may reasonably be requested by the corporation.
(h)
The notice required by this Section 3.04 shall be updated and supplemented by each Nominating Person and Related Person so that the information provided or required to be provided in the Nomination Notice shall be true and correct (1) as of the record date for the meeting and (2) as of the date that is ten business days prior to the date of the meeting or any adjournment thereof. Each such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five business days prior to the date for the meeting or, if practicable, any adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the applicable meeting of shareholders has been adjourned in the case of the update and supplement required to be made as of ten business days prior to the date of the applicable meeting of shareholders or any adjournment thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any Nomination Notice, extend any applicable deadlines or enable or be deemed to permit a Nominating Person who has previously submitted a Nomination Notice hereunder to amend or update any nomination or to submit any new nomination.
(i)
This Section 3.04 shall be the exclusive means for a shareholder to make director nominations. The presiding officer of a meeting of shareholders at which directors are to be elected may refuse to permit any nomination for the election of a director to be made at any such meeting by a shareholder who has not complied with all of the foregoing procedures in this Section 3.04. Any such decision by the presiding officer of the meeting shall be final, binding, and conclusive upon all parties in interest. Notwithstanding the foregoing provisions of this Section 3.04, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and compliance with such applicable requirements of the Exchange Act and the rules and regulations thereunder is not intended to, and shall not, limit the requirements applicable to nominations by a shareholder pursuant to this Section 3.04. If any Nominating Person provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act, such Nominating Person shall deliver to the corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Subject to complying with the substantive and procedural requirements of this Section 3.04, nothing in this Section 3.04 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8, or any successor rule, under the Exchange Act.
Section 3.05.
Notice of Shareholder Business.
(a)
At an annual or special meeting of the shareholders, only such business other than nominations (which nominations are separately governed by Section 3.04 of this Article III) shall be conducted as shall have been brought before the meeting (1) pursuant to the corporation’s notice of meeting, (2) by the presiding officer of the meeting, (3) by or at the direction of the Board of Directors, or (4) as to an annual meeting, by a shareholder of the corporation who is a shareholder of record at the time of giving the notice provided for in this Section 3.05, who shall be entitled to vote at such meeting and who complies with the substantive and procedural requirements set forth in this Section 3.05. Clause (4) shall be the exclusive means for a shareholder to submit other business before an annual meeting of shareholders.
(b)
For business to be properly brought before an annual meeting by a shareholder pursuant to clause (4) of Section 3.05(a), the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice given pursuant to this Section 3.05 must be received at the principal executive offices of the corporation (1) in the case of an annual meeting that is called for a date that is within 30 days before or 30 days after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days nor more than 150 days prior to such anniversary date, and (2) in the case of an annual meeting that is called for a date that is not within 30 days before or 30 days after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first,
(c)
A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and if a specific action is to be proposed, the text of the resolution or resolutions which the shareholder proposes that the corporation adopt, (2) any material interest of such shareholder of record and any Related Person on whose behalf the proposal is made in such business, (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring before the meeting the business specified in the notice, (4) the total number of shares of the corporation that will be voted by the notifying shareholder for such proposal, and (5) as it relates to such shareholder and any Related Person, and as applicable to such proposal, the information required by Section

3.04(d)(2) other than the representation required by Section 3.04(d)(2)(C), which instead will be replaced with a representation as to whether and to what extent such shareholder and any Related Person will solicit any proxies from shareholders of the corporation with respect to such proposal. For purposes of applying this Section 3.05(c), the word “shareholder” shall be used in place of the word “Nominating Person” in Section 3.04(d)(2).
(d)
The notice required by this Section 3.05 shall be updated and supplemented by the shareholder giving notice and any Related Person, if any, so that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for the meeting and (2) as of the date that is ten business days prior to the meeting or any adjournment thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than five business after the record date for the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five business days prior to the date for the meeting or, if practicable, any adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment thereof).
(e)
Notwithstanding anything in these bylaws to the contrary, except as set forth in Section 3.04, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 3.05. The presiding officer of the meeting may refuse to permit any proposal to be made at any meeting by a shareholder who has not complied with all of the foregoing procedures. Any such decision by the presiding officer of the meeting shall be final, binding, and conclusive upon all parties in interest. Notwithstanding the foregoing provisions of this Section 3.05, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, applicable listing standards, and other applicable law with respect to the matters set forth in this Section 3.05. Subject to complying with the substantive and procedural requirements of this Section 3.05, nothing in this Section 3.05 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8, or any successor rule, under the Exchange Act.

For the purposes of Section 3.04 and Section 3.05 of this Article III, (a) the beneficial ownership of any person or entity shall be determined in accordance with Rule 13d-3, or any successor rule, under the Exchange Act and (b) the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall have the meaning ascribed to such term under Rule 12b-2, or any successor rule, under the Exchange Act.

Section 3.06.
Quorum and Adjournment, General Rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. Except in the circumstances specified in Section 1756(b) of the Associations Code, a quorum for the purpose of consideration of and action on a particular matter shall consist of the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter, and, if any shareholders are entitled to vote as a class on the matter, the presence of shareholders entitled to cast at least a majority of the votes entitled to be cast in the class vote. If a proxy casts a vote on behalf of a shareholder on any matter other than a procedural motion considered at a meeting of shareholders, the shares for which the proxy has so acted shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other matter. Notwithstanding the withdrawal of enough shareholders to leave less than the number of votes required by the preceding sentence, the shareholders who continue to be present at a duly organized meeting shall constitute a quorum in order to continue to do business until adjournment. Only the presiding officer of the meeting (as determined under Section 3.08) shall have the power to adjourn the meeting, whether or not there is a quorum present.

Section 3.07.
Action by Shareholders; Election and Resignation of Directors.
(a)
Except as otherwise provided in the Associations Code, the articles, or these bylaws, when a quorum is present at a meeting, the vote of shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present and voting (excluding abstentions) are entitled to cast on a particular matter shall decide such matter.
(b)
Subject to any rights of the holders of any class or series of stock to elect directors separately, each director shall be elected by a vote of the majority of the votes cast (excluding abstentions) with respect to that director at any meeting for the election of directors at which a quorum is present, in accordance with Section 3.06 of these bylaws; provided, that, if, at the time when the corporation mails its initial proxy statement relating to, or mails notice of, the meeting at which directors will be elected, the sum of (A) the number of prospective nominees identified by one or more shareholders in compliance with Section 3.04 and not theretofore withdrawn and (B) the number of prospective nominees proposed by the Board of Directors exceeds (C) the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast and entitled to vote on the election of directors in person or by proxy at any such meeting (regardless of any subsequent reduction in the number of prospective or actual nominees or increase in the number of directors to be elected). For purposes of this Section 3.07(b), a vote of the majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast (excluding abstentions) with respect to that director.
(c)
If an incumbent director is running uncontested and is not elected as provided in subsection (b), such director shall tender his or her resignation to the Board of Directors within ten business days following the certification of the election results. The Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors, will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken, as determined in accordance with the corporation’s Corporate Governance Guidelines. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 120 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in either the committee’s or the Board of Directors’ decision with respect to such resignation.

Section 3.08.
Organization and Conduct. At every meeting of the shareholders, the chair of the Board of Directors, if there be one, or, in the case of vacancy in office or absence of the chair of the Board of Directors, one of the following persons present in the order stated: the vice chair of the Board of Directors (if there is one), the Chief Executive Officer, the President, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as presiding officer of the meeting. The presiding officer of the meeting, consistent with any authority, direction, restriction or limitation given to him or her by the Board of Directors, shall have any and all powers and authority necessary to conduct an orderly meeting, preserve order and determine any and all procedural matters, including the proper means of obtaining the floor, who shall have the right to address the meeting, the manner in which shareholders will be recognized to speak, imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders, the number of times a shareholder may address the meeting, and the person to whom questions should be addressed. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the ability to cast a vote will be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes, nor any revocations or changes thereto, may be accepted. The Secretary or, in the absence of the Secretary, an Assistant Secretary shall act as Secretary of the meeting.
Section 3.09.
Voting Rights of Shareholders. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share outstanding in the name of the shareholder on the share register of the corporation.
Section 3.10.
Voting and Other Action by Proxy.
(a)
General Rules.
(1)
Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.
(2)
The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.
(3)
Any shareholder or other person or entity (other than the Board of Directors) directly or indirectly soliciting proxies from other shareholders of the Company must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(b)
Execution and Filing. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein.

Section 3.11.
Voting by Fiduciaries and Pledgees. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section 3.11 shall affect the validity of a proxy given to a pledgee or nominee.
Section 3.12.
Voting by Joint Holders of Shares, General Rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:
(a)
if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and
(b)
if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.
Section 3.13.
Voting by Entity Shareholders; Controlled Shares.
(a)
Voting by Entity Shareholders. Any corporation, limited liability company, partnership, trust, or other entity that is a shareholder of this corporation (“Entity Shareholder”) may vote at meetings of shareholders of this corporation by any of its officers, managers, trustees, or agents, or by proxy appointed by any officer, manager, trustee, or agent, unless some other person, by resolution of the Board of Directors or similar governing body of the Entity Shareholder or a provision of its articles, bylaws, operating or partnership agreement, or similar charter document, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.
(b)
Controlled Shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Article IV

Board of Directors
Section 4.01.
Powers; Personal Liability.
(a)
General Rule. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.
(b)
Personal Liability of Directors.
(1)
A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless: (A) the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Associations Code or any successor provision; and (B) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
(2)
The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.
(c)
Notation of Dissent. A director of the corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent, abstention, or vote against the matter is entered in the minutes of the meeting or unless the director delivers to the secretary of the meeting a dissent in record form to the action or transmits the dissent in record form to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 4.01 shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent, abstention, or vote against if, promptly upon receipt of a copy of such minutes, the director notifies the Secretary, in record form, of the asserted omission or inaccuracy.
Section 4.02.
Selection of Directors. The number, qualifications, manner of election, time and place of meeting, compensation and powers and duties of the directors of the corporation shall be fixed from time to time by or pursuant to these bylaws and the articles. Nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote for the election of directors; but a nomination may be made by a shareholder only if written notice of such nomination has been given to the Secretary of the corporation in accordance with Section 3.04 hereof.

Section 4.03.
Number and Term of Office.
(a)
Number. The Board of Directors shall consist of such number of directors, not less than five nor more than 15, as may be determined from time to time by resolution of the Board of Directors.
(b)
Term of Office. Each director shall hold office as provided in the articles.
Section 4.04.
Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.
Section 4.05.
The Chair of the Board of Directors. The Board of Directors may elect from among the members of the Board of Directors a chair of the Board of Directors and a vice chair of the Board of Directors. The chair of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present and shall call meetings of the Board of Directors and Board of Directors committees when he or she deems them necessary. Unless otherwise precluded from doing so by these bylaws, the chair of the Board of Directors may be a member of the committees of the Board of Directors. The chair of the Board of Directors may also serve as an officer of the corporation. The chair of the Board of Directors shall perform all duties as may be assigned to him or her by the Board of Directors.
Section 4.06.
Organization of Meetings. At every meeting of the Board of Directors, the chair of the Board of Directors, if there be one, or, in the case of a vacancy in the office or absence of the chair of the Board of Directors, the vice chair of the Board of Directors, if there be one, or, if none, one of the directors present in their order of seniority, shall act as chair of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary shall act as Secretary of the meeting.
Section 4.07.
Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.
Section 4.08.
Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the chair or by two or more of the directors.
Section 4.09.
Quorum of and Action by Directors.
(a)
General Rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.
(b)
Action by Written Consent. Any action required or permitted to be approved at a meeting of the Board of Directors may be approved without a meeting by a consent or consents to the action in record form. Except as provided in subsection (c), the consents must be signed before, on or after the effective time of the action, by all of the directors in office at the effective time. The consent or consents must be filed with the minutes of the proceedings of the Board of Directors.
(c)
Effectiveness of Consent. A consent may provide, or a person signing a consent, whether or not then a director, may instruct in record form, that the consent will be effective at a future time, including a time determined upon the happening of an event. In the case of a consent signed by a person not a director at the time of the signing, the consent is effective at the stated effective time if the person who signed the consent is a director at the effective time and did not revoke the consent in record form prior to the effective time. A consent is effective at the stated effective time even if one or more signers are no longer directors at the effective time, unless the consent has been revoked by a signer who is a director at the effective time. A signer of a consent may revoke the signer’s consent in record form until the consent becomes effective.
Section 4.10.
Committees.
(a)
Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. With respect to each committee established by the Board of Directors, the Board of Directors shall, by one or more resolutions adopted by a majority of the directors of the Board of Directors, determine the duties and responsibilities, determine the number of members, appoint the members and the committee chair and fill each vacancy occurring in the membership.
Section 4.11.
Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.
Section 4.12.
Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, though less than a quorum, except as otherwise required by the Associations Code or as provided in Section 1725(b)(3) of the Associations Code.

Article V

Officers
Section 5.01.
Officers Generally.
(a)
Number, Qualifications and Designation. The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents as specified by the Board of Directors or by the Chief Executive Officer and acting with authority delegated pursuant to Section 5.03, a Secretary, a Treasurer, and the holders of such other officer positions as may be created in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation.
(b)
Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.
(c)
Standard of Care. The standard of care, justifiable reliance, and business judgment rule applicable to officers of the Corporation shall be those set forth in Associations Code Section 1734 or any successor provision thereto.
Section 5.02.
Election, Term of Office and Resignations.
(a)
Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected by the Board of Directors, and each such officer shall hold office until a successor has been selected and qualified or until his or her earlier death, resignation or removal.
(b)
Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.
Section 5.03.
Subordinate Officers, Committees and Agents. In addition to the officer positions specified in Section 5.01, the Board of Directors may from time to time create such other officer positions (and elect officers to fill such positions or delegate the election of such officers to the Chief Executive Officer) and appoint such committees, employees or other agents as the business of the corporation may require. The Board of Directors may delegate to the Chief Executive Officer or committee the power to create subordinate officer positions (and elect or appoint officers to fill such positions) and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
Section 5.04.
Removal of Officers and Agents. Any officer or agent of the corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05.
Authority. General Rule. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws.
Section 5.06.
The President and Chief Executive Officer. The President shall have such powers and duties as may, from time to time, be prescribed by the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall be the Chief Executive Officer of the corporation.

The Chief Executive Officer shall have general charge of the affairs of the corporation, subject to the control of the Board of Directors. The Chief Executive Officer may appoint all officers and employees of the corporation for whose election no other provision is made in these bylaws, and may discharge or remove any officer or employee, subject to action thereon by the Board of Directors as required by these bylaws. The Chief Executive Officer shall be the officer through whom the Board of Directors delegates authority to corporate management, and shall be responsible to see that all orders and resolutions of the Board of Directors are carried into effect by the proper officers or other persons. The Chief Executive Officer shall also perform all duties as may be assigned to him or her by the Board of Directors. The Chief Executive Officer shall have the authority to sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these bylaws, to some other officer or agent of the corporation.

Section 5.07.
The Vice Presidents. The Vice Presidents shall perform such duties as may from time to time be assigned to them by the Board of Directors or, to the extent not inconsistent therewith, by the Chief Executive Officer or the President.
Section 5.08.
The Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and of the Board of Directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.
Section 5.09.
The Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as Treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.
Article VI

Share Register
Section 6.01.
Share Register. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.
Article VII

Indemnification of Directors, Officers and
Other Authorized Representatives
Section 7.01.
Scope of Indemnification.
(a)
General Rule. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:
(1)
where such indemnification is expressly prohibited by applicable law;
(2)
until such time as the conduct of the indemnified representative has been finally determined: (A) to constitute willful misconduct or recklessness within the meaning of 15 Pa. C. S. § 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (B) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or (C) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.
(b)
Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.
(c)
Presumptions. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification. A director or officer of the corporation who has served or serves as a director, officer, employee, agent, fiduciary, or trustee of any direct or indirect, wholly or partially owned, subsidiary entity of the corporation (whether a corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise), or of an employee benefit plan for the benefit of employees of the corporation or of any such subsidiary, shall be presumed for purposes of this Article VII to be acting in that capacity at the request of the corporation.
(d)
Definitions. For purposes of this Article VII:
(1)
“indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;
(2)
“indemnified representative” means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);
(3)
“liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and
(4)
“proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.
Section 7.02.
Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article VII, the corporation shall not indemnify under this Article VII an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This Section 7.02 does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article VII.
Section 7.03.
Advancing Expenses. The corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in a proceeding which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation pursuant to this Article VII. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.
Section 7.04.
Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.
Section 7.05.
Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the corporation.
Section 7.06.
Contribution. If the indemnification provided for in this Article VII or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article VII or otherwise. Contribution for the benefit of an indemnified representative under this section shall be based upon (A) the relative benefits received by the corporation and all other indemnified representatives, on the one hand, and the indemnified representative, on the other hand, from the transaction from which the proceeding arose, as further adjusted by (B) the relative fault of the corporation and all other indemnified representatives who are, or would be if joined to the proceeding, jointly liable with the indemnified representative in connection with the events that resulted in the liability and (C) any other equitable considerations that may be legally required to be considered. Relative fault of a person shall be determined by reference to, among other things, the degree to which the person’s actions were motivated by intent to gain personal profit or advantage, the degree to which the person’s liability is primary or secondary, and the degree to which the person’s conduct is active or passive.
Section 7.07.
Contract Rights; Amendment or Repeal. All rights under this Article VII shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.
Section 7.08.
Scope of Article. The rights granted by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.
Section 7.09.
Reliance on Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article VII.
Section 7.10.
Interpretation. The provisions of this Article VII are intended to constitute bylaws authorized by 15 Pa. C. S. § 1746.
Article VIII

Forum for Adjudicating Disputes
Section 8.01.
Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, (a) an “internal corporate claim” must be brought exclusively in the state courts of the Commonwealth of Pennsylvania in and for Allegheny County or the federal courts of the Western District of Pennsylvania and (b) a claim arising under the Securities Act of 1933 must be brought exclusively in federal court. “Internal corporate claim” shall mean (a) an action that is based upon an alleged violation by a current or former director, officer or shareholder in that capacity of a duty owed to the corporation under the laws of the Commonwealth of Pennsylvania; (b) a derivative action or proceeding brought on behalf of the corporation; (c) an action asserting a claim arising pursuant to any provision of the Associations Code or the articles of incorporation or bylaws of the corporation; or (d) any action asserting a claim regarding the internal affairs of the corporation not included in part (a), (b), or (c) of this sentence. If a court of competent jurisdiction finally determines that a shareholder has breached the provisions of this Section 8.01, then the corporation shall be entitled to recover its reasonable legal fees and costs in addition to any and all other rights and remedies that may exist at law or in equity.
Section 8.02.
Submission to Jurisdiction. Without limiting the effect of 15 Pa. C. S. § 1505, any person or entity purchasing or otherwise acquiring any interest in shares of the corporation shall be deemed, to the fullest extent permitted by law, to be a “shareholder” for purposes of this Article VIII and to have notice of and consented to the provisions of this Article VIII. Any shareholder who initiates an internal corporate claim or a claim arising under the Securities Act of 1933 in a court other than a court specified in Section 8.01 (a “Foreign Action”) shall be deemed to have consented to (i) the personal jurisdiction of the courts specified in Section 8.01 in an action or proceeding brought in any of those courts against the shareholder to enforce Section 8.01 (an “Enforcement Action”) and (ii) having service of process in an Enforcement Action made upon the shareholder by United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the corporation or upon the shareholder’s counsel in the Foreign Action by United States mail addressed to such counsel.

Article IX

Miscellaneous
Section 9.01.
Corporate Seal. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the Board of Directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.
Section 9.02.
Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the Board of Directors may from time to time designate.
Section 9.03.
Contracts and Other Instruments.
(a)
General Rule. The Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances, but in cases where the Associations Code requires approval or adoption thereof by the shareholders in order to be deemed adopted by the corporation, such contract or instrument shall not be binding upon the corporation unless such approval or adoption occurs.
(b)
Execution of Instruments.
(1)
The Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the corporation, and any other person, if authorized by resolution of the Board of Directors, shall, except as otherwise provided by the bylaws, applicable law, or resolution of the Board of Directors, have the power to execute and deliver on behalf of the corporation any ballots, proxies, consents, or other instruments executed by the corporation in its capacity as holder of stock or other securities of or interests in another corporation, limited liability company, partnership, joint venture, trust, or other association, enterprise or entity.
(2)
Any deeds, mortgages, bonds, contracts or other instruments or documents, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, except in cases where such other person knows that the officer or agent lacks authority to sign it or is acting contrary to these bylaws or a resolution of the Board of Directors or applicable law.

(3)
Paragraphs (1) and (2) of this Section 9.03(b) shall not prejudice the rights of the corporation against any person who shall have executed any document or instrument in excess of his or her actual authority.
Section 9.04.
Corporate Records.
(a)
Required Records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each, and a record of all issuances and transfers of shares. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or inscribed in a tangible medium or stored in an electronic or other medium and retrievable in perceivable form.
(b)
Right of Inspection. Every shareholder shall, upon demand satisfying the requirements of this Section 9.04(b) and the requirements of Section 1508 of the Associations Code, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and the minutes of, and consents in lieu of meetings by, the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at (i) its registered office in the Commonwealth of Pennsylvania, (ii) its principal place of business wherever situated, (iii) in care of the person in charge of an actual business office of the corporation, or (iv) in care of the Secretary of the corporation at the most recent address of the Secretary shown in the records of the Pennsylvania Department of State.
Section 9.05.
Severability; Provisions of Bylaws in Conflict with Law or Regulation. The provisions of these bylaws are severable, and if the Board of Directors determines, with the advice of counsel, that any one or more of the provisions contained herein are in conflict with any laws or regulations, then such conflicting provisions shall be deemed never to have constituted a part of these bylaws, and the Board of Directors shall cause these bylaws to be amended accordingly; provided, however, that this determination shall not affect or impact any of the remaining provisions of these bylaws or render invalid or improper any action taken or omitted (including, but not limited to, the election of the directors) prior to such determination. The Board of Directors shall not be liable for the failure to make any determination under this Section 9.05. If any provision of these bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these bylaws shall be carried out as if the invalid or unenforceable provision was not present.

Section 9.06.
Interpretation. To the fullest extent permitted by law, and except as otherwise provided in these bylaws, the Board of Directors shall have the power to interpret all of the terms and provisions of these bylaws, which interpretation shall be conclusive.